SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

                       Pursuant to Section 13 OR 15(d) of
                       The Securities Exchange Act of 1934

                       March 11, 2010 (February 26, 2010)
                 Date of Report(Date of earliest event reported)


                             MASTERBEAT CORPORATION
                             (A Nevada Corporation)
             (Exact name of registrant as specified in its chapter)

          Delaware                     333-144982                26-0252191
(State or other jurisdiction          (Commission              (IRS Employer
     of incorporation)                File Number)           Identification No.)

                        222 East 31st Street - Main Level
                            New York, New York 10016
                    (Address of principal executive offices)

                                 (212) 532-1813
              (Registrant's telephone number, including area code)

ITEM 4.01 - CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT

(a) Resignation of Previous Independent Registered Public Accounting Firm

On and effective February 26, 2010, EFP Rotenberg ("Rotenberg") resigned as our independent auditor. Rotenberg's resignation was due to the change in services they were engaged to provide from independent audit services to internal accounting and bookkeeping services.

There were no disagreements with Rotenberg on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure that would have caused Rotenberg to make references in any report to such disagreements.

Since Rotenberg had originally been engaged as our independent auditors on December 29, 2009 they had not previously issued any reports on the Company's financial statements.

(b) Engagement of New Independent Registered Public Accounting Firm

On February 26, 2010, concurrent with Rotenberg's resignation as our independent auditor,our board elected to appoint Lake & Associates(Lake) as our independent auditor.

During the fiscal years ended December 31, 2009 and 2008 and from January 1, 2010 to February 26, 2010, neither the Company nor anyone acting on its behalf consulted Lake with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report was provided to the Company nor oral advice was provided that Lake concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement or reportable event set forth in Item 304(a)(1)(iv) and (v), respectively, of Regulation S-K.

Prior to our engaging Lake they did not provide our company with either written or oral advice that was an important factor considered by our company in reaching a decision to retain Lake & Associates as our auditors.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 16.1 Letter from EFP Rotenberg dated March 11, 2010 regarding 8-K/A disclosure.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             MASTERBEAT CORPORATION


Date: March 11, 2010                          By: /s/ Brett Henrichsen, CEO
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